Exhibit 99.1

FOR IMMEDIATE RELEASE

Performance Sports Group enters into “Stalking Horse” Asset Purchase Agreement with Investor Group Led by Sagard Capital and Fairfax Financial for U.S. $575 million

Commences Voluntary Proceedings under Chapter 11 in the United States and CCAA in Canada

Receives Commitment for U.S.$386 million in New DIP Financing

Company to Continue Operating Business and Serving Customers As Usual; Will Continue Payment of Employee Wages, Salaries and Benefits

EXETER, NH — October 31, 2016 — Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, today announced that, in order to facilitate a financial and corporate restructuring through a going-concern sale of substantially all of the Company’s assets, it has filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the District of Delaware and commenced proceedings under the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice. The Company’s applications under Chapter 11 and the CCAA are subject to the supervision and approval of the U.S. and Canadian courts (the “Restructuring Process”). During the Chapter 11 and CCAA proceedings, it is expected that the Company’s operations will continue uninterrupted in the ordinary course of business and that day-to-day obligations to employees, suppliers of goods and services and the Company’s customers will continue to be met.

Asset Purchase Agreement

In connection with the Restructuring Process, the Company has entered into an asset purchase agreement (the “Purchase Agreement”) with an acquisition vehicle to be co-owned by an affiliate of Sagard Capital Partners, L.P. and Fairfax Financial Holdings Limited (collectively, the “Purchaser”), pursuant to which the Purchaser has agreed to acquire substantially all of the assets of the Company and its North American subsidiaries for U.S.$575 million in aggregate, assume related operating liabilities and serve as a “stalking horse” bidder through the Restructuring Process. The Purchase Agreement sets the floor, or minimum acceptable bid, for an auction under the supervision of the Courts, which is designed to achieve the highest available or otherwise best offer. The proceeds to be received on the closing of the acquisition should be in excess of the Company’s outstanding secured indebtedness and are expected to provide meaningful recoveries to the Company’s other stakeholders. A final sale approval hearing is expected to take place shortly after completion of the auction with the anticipated closing of the successful bid to occur in the first quarter of calendar year 2017, subject to receipt of applicable regulatory approvals and the satisfaction or waiver of other customary closing conditions.

Debtor-in-Possession Financing

To provide working capital for the Company’s operations and to fund the auction and sales process during the Restructuring Process, the Company’s existing asset-based lenders and the Purchaser have committed to provide the Company with an aggregate of U.S.$386 million in debtor-in-possession (“DIP”) financing.  Subject to approval of the Courts, U.S.$25 million of the DIP financing is available to the Company immediately, with the balance of the financing to be available upon the Courts’ approval at a second hearing, expected to be held on or about November 30, 2016. The Company will use the DIP financing, once approved by the Courts, to, among other things, refinance its term loan credit agreement, dated as of April 15, 2014, as amended (the “Term Loan Credit Agreement”) and fund day-to-day operations in the ordinary course of business.

Bernard McDonell, Chairman, Performance Sports Group, said: “The board of directors of Performance Sports Group has completed a thorough financial and strategic review, with the benefit of the advice of its professional advisors, and is pleased to have reached an agreement with Sagard Capital and Fairfax Financial. We believe that a sale together with an auction process under court supervision is in the best interests of Performance Sports Group and will maximize value for our stakeholders when compared to other alternatives. In light of our inability to file our annual audited financial statements and the resulting default under our secured loan agreements, we believe that today’s action is the responsible course to take for Performance Sports Group to address its financial, legal and regulatory challenges under supervision of the courts.”

Harlan Kent, Chief Executive Officer, Performance Sports Group, said: “The agreement we have reached with Sagard Capital and Fairfax Financial is a testament to their confidence in the future of our business and all of our great brands. We believe that pursuing a sale through a court supervised restructuring process represents the best path forward for our customers, vendors, retail and business partners, employees and other stakeholders. While the sale process is underway, our employees will remain focused on serving our customers and consumers and delivering our industry leading products and brands. Our on hand inventories, and normal procurement activities to date, position us well to fulfill our customers’ orders. With new financing from Sagard Capital, Fairfax Financial and our lenders, we will have adequate liquidity to fund our ongoing operations.”

Paul Desmarais III, Executive Chairman of Sagard Capital, said: “Performance Sports Group owns some of the most iconic, innovative and valuable brands in sports. Our plan provides financial stability to PSG to ensure that it can maintain operations and serve customers and retail partners throughout the court process. As long-term shareholders, our goal is to support PSG’s management in preserving and growing the value of PSG’s market-leading franchises to build a strong, successful business.”

Paul Rivett, President of Fairfax Financial, said: “Over the last 90 years, Performance Sports Group has developed the most recognized names in hockey, baseball and lacrosse with a long-term commitment to quality and innovation. We look forward to working with Sagard Capital to provide the benefits of stable, long-term ownership to Performance Sports Group through this transitional restructuring process and hopefully after completion of the sale process.  We are confident that Performance Sports Group will continue focusing on innovating the sports equipment that people around the world know and love.”

Courts Proceedings under the Restructuring Process

The Company intends to use the proceeds from the DIP financing to pay for all goods and services from vendors provided after the Chapter 11 and CCAA filing date in accordance with their current terms. In addition, the Company has filed a number of customary pleadings seeking authorization from the Courts to pay certain pre-petition obligations, support its business operations and transition them through the Restructuring Process. These include the payment of employee wages, salaries and benefits, and certain obligations to vendors.

In connection with the proceedings to be commenced today in the Ontario Superior Court of Justice under the CCAA, the Company intends to seek approval for the appointment of Ernst & Young Inc. as monitor.  In that capacity, Ernst & Young Inc. will work with management throughout the Restructuring Process while overseeing the CCAA proceedings and reporting to the Court.

Financial and Strategic Review undertaken by the Special Committee

The U.S. and Canadian filings are the culmination of a previously announced financial and strategic review undertaken by the special committee (the “Special Committee”) of the board of directors (the “Board”) of the Company. The Special Committee, comprised of independent directors, were advised throughout the process by Centerview Partners LLC as its independent financial advisor. The Special Committee’s mandate included a review and evaluation of strategic alternatives and oversight over discussions with the Company’s lenders under the Term Loan Credit Agreement and the ABL credit agreement, dated as of April 15, 2014, as amended, (the “ABL Credit Agreement” and together with the Term Loan Credit Agreement, the “Existing Loan Agreements”).

Following completion of the Special Committee’s strategic review, after careful consideration of all available alternatives and having given due consideration to the interests of all stakeholders, the boards of directors of the Company and each of its North American subsidiaries, upon the unanimous recommendation of the Special Committee and with the assistance, input and advice from legal and financial advisors, have determined that entering into the Purchase Agreement and seeking protection under Chapter 11 and the CCAA is in the best interests of the companies and should ultimately result in improvements to the business’ liquidity and capital structure which are necessary to put the business on a firm financial and competitive footing in the current business environment.

Contributing Factors

Delay in Filing of Annual Report on Form 10-K and Default under the Existing Loan Agreements

On August 15, 2016, the Company announced that its Annual Report on Form 10-K, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management’s discussion and analysis (collectively, the “Annual Filings”) would not be filed by the required filing date of August 15, 2016. Concurrently with such announcement, the audit committee (the “Audit Committee”) of the Board announced that Richards Kibbe & Orbe LLP and Alix Partners had been retained as independent legal counsel and financial advisor, respectively, to the Audit Committee to conduct an internal investigation in relation to the finalization of the Company’s financial statements and related certification process (the “Investigation”). While the Audit Committee and its advisors have worked diligently to advance the Investigation, at this time, it remains uncertain when it will be completed.

The Company obtained a 60-day extension through October 28, 2016 from the lenders under the Existing Loan Agreements to file its Annual Filings along with the Company’s first quarter filings. In light of the fact that the Investigation remains ongoing and the timing for finalizing the Annual Filings remains uncertain, the Company was unable to deliver the requisite annual audited financial statements resulting in defaults under the Existing Loan Agreements as of October 28, 2016.

Customer Credit, Business and Liquidity Issues

The performance of the Company’s business in fiscal 2016 and fiscal 2017 to date has been significantly impacted by adverse market and economic conditions and related customer credit issues. The baseball/softball market experienced a significant downturn in retail sales across all product categories, but particularly in the Company’s important bat category. This weakening of consumer demand, coupled with the Chapter 11 filing by one of the largest U.S. national sporting goods retailers and the bankruptcy of an internet baseball retailer, has reduced the Company’s sales with respect to baseball and softball products.

The consolidation of hockey retailers in the U.S., and the bankruptcy of a key U.S. hockey customer, has reduced customer demand for products as the Company’s customers have continued to reduce their inventory levels. The Company’s results throughout fiscal 2016 and fiscal 2017 to date have also continued to be impacted negatively by foreign currency exchange rates, specifically, the depreciation of the Canadian dollar and other world currencies relative to the U.S. dollar.

While the Company has attempted to address and mitigate many of these issues, including through its cost savings and profitability improvement initiatives, and corporate restructurings (including of its baseball/softball segment), the challenges of the Company’s business when taken together with the significant costs the Company has incurred, and expects to continue to incur, in connection with, among other things, completing the Investigation, defending certain securities class action litigation and responding to regulatory investigations and inquiries, have given rise to significant liquidity and cash flow constraints. It became increasingly apparent during the course of the Special Committee’s strategic review that absent the legal protection afforded through the Restructuring Process, the Company’s cash flow position would continue to deteriorate.

Additional Information

Additional information is available on the restructuring page of the Company’s website, www.PerformanceSportsGroup.com, on EDGAR at www.sec.gov, and on SEDAR at www.sedar.com. Court filings and other information related to the Court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/PSG. Similar information is also available at a website maintained by the Company’s Court-appointed monitor in Canada in accordance with the CCAA proceedings, Ernst & Young Inc., at www.ey.com/ca/psg.

For additional information, vendors and customers may call the Company’s toll free hotline at 1-844-531-7079  in North America (603-610-5998 from outside North America).  The hotline will be open from 12 PM ET to 5 PM ET on Monday, October 31, and 9 AM ET to 5 PM ET each business day thereafter.

Centerview Partners LLC has been engaged as strategic financial advisor and investment banker. Alvarez & Marsal has been engaged as restructuring professional, and Brian J. Fox, Managing Director with Alvarez & Marsal, has been appointed as chief restructuring officer, effective immediately. Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as Canadian and U.S. legal advisors, respectively. Bennett Jones LLP is serving as counsel to the independent members of the Board.

About Performance Sports Group Ltd.

Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. For more information on the Company, please visit www.PerformanceSportsGroup.com.

About Purchaser

Sagard Capital is an evergreen fund with an indefinite holding period for its investments. Sagard Capital’s strategy is to acquire significant minority or control positions in small and mid-sized companies.

Fairfax Financial is a holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the commencement by the Company of proceedings under Chapter 11 of the United States Bankruptcy Code in the District of Delaware and under the CCAA in the Ontario Superior Court of Justice, the proceeds to be received on closing of the acquisition being in excess of the Company’s secured indebtedness and such proceeds being expected to provide meaningful recovery to the Company’s other stakeholders, the Company’s operations continuing uninterrupted in the ordinary course of business during and following the proceedings, the Company’s business operations and the satisfaction of the Company’s ongoing obligations to customers, vendors, retail and business partners, employees and other stakeholders continuing to be met during the Chapter 11 and CCAA proceedings, timing for the final sale approval hearing and closing of the successful bid, and the use of proceeds from the DIP financing. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the uncertainty involved in the proceedings being commenced under Chapter 11 of the United States Bankruptcy Code and the CCAA, the liquidity and levels of indebtedness of the Company, including the Company’s ability to accurately forecast cash flow requirements, the business and financial affairs of the Company, the cooperation of the creditors of the Company, the Company’s ability to meet its ongoing obligations during the Chapter 11 and CCAA proceedings, the ability of the Company to maintain relationships with customers, vendors, retail, business partners, employees and other third parties in light of the events leading up to and including the Chapter 11 and CCAA proceedings, the ability to obtain goods and services in a timely and cost effective manner, the Company’s ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, the Company’s ability to obtain approval with respect to motions in the Chapter 11 and CCAA proceedings, the Court’s rulings in the Chapter 11 and CCAA proceedings or a decision of any other Canadian or U.S. Court in respect thereof, the outcome of the Chapter 11 and CCAA proceedings in general, the length of time the Company will operate under the Chapter 11 and CCAA proceedings, risks associated with third-party motions in the Chapter 11 and CCAA proceedings, which may interfere with the Company’s ability to develop and consummate the transactions described herein, the potential adverse effects of the Chapter 11 and CCCAA proceedings on the Company’s liquidity, results of operations or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal and advisory costs related to the Chapter 11 and CCAA proceedings and other litigation and the inherent risks involved in a bankruptcy process, and the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media Contact:

Steve Jones

Sr. Director, Corporate Communications

Tel 1-603-430-2111

media@performancesportsgroup.com

Michael Freitag / Dan Moore / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Relations:

Liolios Group Inc.

Cody Slach

Tel 1-949-574-3860

PSG@liolios.com